                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                WD-40 COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                 WD-40 COMPANY
                               1061 CUDAHY PLACE
                                P.O. BOX 80607
                       SAN DIEGO, CALIFORNIA 92138-0607

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders:

     The 1995 Annual Meeting of the Shareholders will be held at the Carmel Room, Mission Valley Hilton, 901 Camino del Rio South, San Diego, California 92108, on Tuesday, November 28, 1995, at 2:00 p.m. for the following purposes:

     1. To elect a Board of Directors for the ensuing year and until their successors are elected and qualified;

     2. To ratify the selection of Price Waterhouse LLP as the Company's independent accountants for the year 1996; and

     3. To consider and act upon such other business as may properly come before the meeting.

     Only the shareholders of record at the close of business on October 10, 1995 are entitled to vote at the meeting.

                                              By Order of the Board of Directors
                                                               Harlan F. Harmsen
                                                                       Secretary

San Diego, California
November 2, 1995

                                PROXY STATEMENT

                              GENERAL INFORMATION


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of WD-40 Company for use at its Annual Meeting of Shareholders to be held on November 28, 1995, and at any adjournment or adjournments thereof. This Proxy Statement and enclosed form of Proxy are first sent to shareholders on or about November 2, 1995.

     At the meeting, the shareholders of WD-40 Company will vote on the Board of Directors for the ensuing year and the selection of Price Waterhouse LLP as independent accountants. Detailed information concerning these matters is set forth below. Management knows of no other business to come before the meeting.

     The close of business on October 10, 1995 is the record date for shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders of WD-40 Company. On October 10, 1995, WD-40 Company had outstanding 7,703,155 Common Shares. Shareholders of record entitled to vote at the meeting will have one vote for each share so held on the matters to be voted upon. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum.

     If the enclosed form of Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. Except as described herein with respect to broker non-votes, if no specification is made, the shares will be voted by the proxy holder as set forth on the Proxy. A Proxy may be revoked by attendance at the meeting or by filing a Proxy bearing a later date with the Secretary of the Company.

     The cost of soliciting proxies will be borne by the Company. Solicitations other than by mail may be made by telephone or in person by employees of the Company for which the expense will be nominal.

                          PRINCIPAL SECURITY HOLDERS


     The following table sets forth information concerning those persons known to the Company to be the beneficial owners of more than 5% of the common stock of the Company.

                                                  Amount and Nature
                                                   of Beneficial
                                                      Ownership         Percent
Name and Address of Beneficial Owner              October 10, 1995      of Class
--------------------------------------            ----------------      --------

Mario L. Crivello                                    568,790/1/           7.4%
San Diego, California

Margaret L. Roulette                                 419,750/2/           5.4
San Diego, California

Eugene H. DeFalco                                    531,730/3/           6.9
San Diego, California

/1/ Mr. Crivello has sole voting and investment power over 527,844 shares held in trust for the benefit of his mother and remainder beneficiaries. He also has sole voting and investment power over 7,390 shares held as custodian for children and 33,556 shares held directly.

/2/ Mrs. Roulette has sole voting and investment power over all shares held in trust for the benefit of herself and remainder beneficiaries.

/3/ Mr. DeFalco has sole voting and investment power over 428,700 shares held as Trustee of The Santina M. Webber Trust and 103,030 shares held in trust for himself and remainder beneficiaries.

                      NOMINEES FOR ELECTION AS DIRECTORS
                     AND SECURITY OWNERSHIP OF MANAGEMENT


     Unless marked to the contrary, the Proxies received will be voted for the election of the nine nominees named below to serve as Directors until the next Annual Meeting of Shareholders and until their successors are elected or appointed. In the event any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, his or her Proxy will be voted for a nominee designated by the present Board of Directors to fill such vacancy.

     Each shareholder entitled to vote at the Annual Meeting has the right to vote his or her shares cumulatively for the election of Directors, provided at least one shareholder has given notice at the meeting of his or her intention to vote cumulatively. If cumulative voting is in effect, each shareholder will be entitled to cast as many votes as there are Directors to be elected multiplied by the number of shares registered in his or her name on the record date, and to cast all such votes for one candidate or to distribute such votes among the nominees in accordance with his or her choice.

     If cumulative voting is in effect at the Annual Meeting, unless otherwise indicated by the shareholder, the persons named in the enclosed form of Proxy will vote, in their discretion, for one or more of the nominees for whom authority was not withheld and will cumulate votes in such a manner so as to assure the election of the maximum number of the nominees of the Board.

     To be elected as a Director, a nominee must receive the affirmative vote of a plurality of votes of Common Shares present or represented at the meeting and entitled to vote for the election of Directors, whether cumulative voting is in effect or not. Withheld votes and broker non-votes (which are treated as "withheld" votes) are not counted as votes in favor of any nominee.

     Article III, Section 2 of the By-Laws of the Company, duly adopted by its shareholders on October 30, 1972, provides that the authorized number of Directors of the Company shall be not less than six nor more than nine until changed by amendment of the Articles of Incorporation or by a by-law duly adopted by the shareholders. The exact number of Directors is to be fixed from time to time by a by-law or amendment thereof duly adopted by the shareholders or by the Board of Directors. On June 27, 1988, the number of Directors was fixed at nine by a resolution duly adopted by the Board of Directors.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
------------------------------------------------------

     The following table sets forth certain information, including beneficial ownership of the Company's common stock, for the nine nominees, for the executive officers named in the Summary Compensation Table on Page 9, and for all Directors and executive officers as a group.

                                                                                            Amount and Nature of
                                                                                            Beneficial Ownership
                                             Principal                      Director         October 10, 1995/1/
Nominee                            Age       Occupation                       Since       Number      Percent of Class
-------                            ---       ----------                     --------      ------      ----------------

John S. Barry                      71        Retired; Former Chief            1970        216,150            2.8%
                                             Executive Officer and Present
                                             Chairman, WD-40 Company

Mario L. Crivello                  55        Investor                         1994        568,790/2/         7.4

Daniel W. Derbes                   65        President, Signal Ventures       1984            500              *

Harlan F. Harmsen                  68        Retired Attorney;                1977          2,400              *
                                             Secretary, WD-40 Company

Jack L. Heckel                     65        Retired; Former President and    1984          2,040              *
                                             Chief Operating Officer,
                                             GenCorp

Margaret L. Roulette               71        Investor                         1977        419,750/3/         5.4

Gerald C. Schleif                  60        President and Chief              1984         47,594/4/           *
                                             Executive Officer,
                                             WD-40 Company

C. Fredrick Sehnert                64        Retired; Former Chairman         1983            200              *
                                             and Chief Executive Officer,
                                             Laser Precision Corp.

Edward J. Walsh                    63        President, The Sparta Group,     1988            500              *
                                             Ltd.

Executive Officers
------------------

Garry O. Ridge                     38        Vice President-International,    N/A           3,392/5/           *
                                             WD-40 Company

Paul A. Thompsen                   59        Vice President-Sales,            N/A          25,836/6/           *
                                             WD-40 Company

All Directors and Executive
Officers as a Group                                                                     1,292,684/7/        16.7

 *Less than one (1) percent.

/1/  All shares owned directly unless otherwise indicated.

/2/ Mr. Crivello has sole voting and investment power over 527,844 shares held in trust for the benefit of his mother and remainder beneficiaries. He also has sole voting and investment power over 7,390 shares held as custodian for children and 33,556 shares held directly.

/3/ Mrs. Roulette has sole voting and investment power over all shares held in trust for herself and remainder beneficiaries.

/4/ Mr. Schleif has the right to acquire 23,267 shares upon exercise of stock options. Mr. Schleif has voting power over 326.7 shares held under the Company's Employee Stock Ownership Plan.

/5/ Mr. Ridge has the right to acquire 3,376 shares upon exercise of stock options. Mr. Ridge has voting power over 16.1 shares held under the Company's Employee Stock Ownership Plan.

/6/ Mr. Thompsen has the right to acquire 11,046 shares upon exercise of stock options. Mr. Thompsen has voting power over 2,976.7 shares held under the Company's Employee Stock Ownership Plan.

/7/ Total includes the rights of executive officers to acquire 42,489 shares upon exercise of stock options and 4,051.5 shares held under the Company's Employee Stock Ownership Plan over which individual executive officers have voting power.

NOMINEES FOR ELECTION AS DIRECTORS
----------------------------------

     John S. Barry joined the Company in 1969 as President, became a Director in 1970 and served as Treasurer from 1972 until 1989. He served as Chief Executive Officer from September, 1990 through September, 1992. Mr. Barry was elected Chairman of the Board in 1990.

     Mario L. Crivello was elected to the Board of Directors in 1994 following the death of his father, Sam Crivello, a Company founder. Mr. Crivello is retired, having bee the managing owner and master of Tuna Purse Seiners.

     Daniel W. Derbes was elected to the Board of Directors in 1984. He is President of Signal Ventures, a venture capital firm. Mr. Derbes served as President of Allied-Signal International, Inc. and Executive Vice President of the parent corporation until his retirement in 1988. Mr. Derbes is also a director of San Diego Gas & Electric Company, Pacific Diversified Capital and Oak Ind., Inc.

     Harlan F. Harmsen practiced law in San Diego, California from 1957 to 1989. He has been a Director of the Company since 1977 and was named Secretary of the Company in 1982.

     Jack L. Heckel was elected to the Board of Directors in 1984. He served as President and Chief Operating Officer of GenCorp from 1987 through 1993. He was named President of Aerojet General (a division of GenCorp) in 1981 and was elected Chairman of the Board in 1984. Mr. Heckel joined Aerojet General in 1956, having served as a Group Vice President from 1977 through 1981. Mr. Heckel is also a director of San Diego based Advanced Tissue Sciences, Inc. and Wisconsin based Applied Power Corporation.

     Margaret L. Roulette is the sister of Mrs. John S. Barry and is the widow of Robert S. Roulette, a former Director and founder of the Company. Mrs. Roulette is an investor. She has been a Director since 1977.

     Gerald C. Schleif joined the Company in 1969 as Marketing Manager. Mr. Schleif was elected Chief Executive Officer in 1992 and has served as Company President since 1990. He has held elected offices of Vice President-Marketing, Executive Vice President, Treasurer and Chief Operating Officer. Mr. Schleif has been a director since 1989.

     C. Fredrick Sehnert has been a Director of the Company since 1983. Mr. Sehnert served as Chairman and Chief Executive Officer of Laser Precision Corp. from 1991 through 1994. Previously, he served as President of Wavetek Corporation from 1988 until 1991. He was President of Software Products International, Inc. from 1986 until 1988. Mr. Sehnert was employed by Kratos, Inc. from 1976 through 1984, serving as Chairman and Chief Executive Officer from 1981 until 1984.

     Edward J. Walsh was elected to the Board of Directors in 1988. He is President of The Sparta Group, Ltd., a business consulting organization. Mr. Walsh was employed by The Dial Corporation and its predecessor, Armour-Dial Corporation, for 27 years, serving as its President and Chief Executive Officer from 1984 to 1987. He is also a director of Guest Supply, Inc. and Nortrust of Arizona Holding Corporation.


COMPENSATION, COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
---------------------------------------------------------------

     Outside directors receive $10,000 as an annual fee and all directors receive $1,000 for each Board meeting.

     There were five scheduled meetings of the Board of Directors during the last fiscal year. All directors attended at least 75 percent of the aggregate of the total number of meetings of the Board and of all committees on which the director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee.

     The Audit Committee is comprised of C. Fredrick Sehnert, Jack L. Heckel and Edward J. Walsh. One meeting was held during the last fiscal year to consider the annual audit and review the audit with the independent accountants after its completion. The Audit Committee also provides its recommendations to the full Board of Directors with respect to the selection and appointment of independent accountants for the Company.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-----------------------------------------------------------

     The Compensation Committee for the past fiscal year was comprised of Jack Heckel (Chairman), Daniel W. Derbes, C. Fredrick Sehnert and Edward J. Walsh, all of whom are outside directors.

     The function of the Compensation Committee is to provide guidance to the Board of Directors and oversight for all executive compensation and benefit programs. The Committee provides recommendations for base salary and incentive compensation awards for the CEO and executive officers. The Compensation Committee also serves as the Stock Option Committee with full authority to grant options and administer the Company's Incentive Stock Option Plans. The Compensation Committee met once during the last fiscal year.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
--------------------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's stock, to file with the Securities Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. Reporting persons are required by SEC regulation to furnish the Company with copies of all
Section 16(a) reports they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the last fiscal year and written representations that no other reports were required, except as stated below, all
Section 16(a) requirements were complied with by all persons required to report with respect to the Company's stock during the last fiscal year. The Company is aware of one late filing on Form 3 by Garry O. Ridge (elected as Vice President-International on June 27, 1995), reporting beneficial ownership of 16.133 shares held under the Company's 401(k) ESOP Trust and options to acquire 9,700 shares at prices ranging from $40.00 per share to $47.50 per share.


RELATED TRANSACTION
-------------------

     The Company's Operations Manager is Randall Barry who is the son of John S. Barry. Randall Barry has been an employee of the Company since 1984. For fiscal year 1995, Randall Barry received total cash compensation in the amount of $78,639 and employer contributions to the Company's Pension and Profit Sharing Plans were allocable to his account in the amount of $14,415.

                            EXECUTIVE COMPENSATION


     The following table shows information for the three (3) fiscal years ended August 31, 1995 concerning the Company's Chief Executive Officer and each of the highest paid executive officers whose annual salary and bonus compensation exceeded $100,000.

                        SUMMARY COMPENSATION TABLE/1/

                                                                                        Long Term
                                                                  Annual              Compensation          All Other
                                           Fiscal Year          Compensation             Awards           Compensation/2/
                                                          ------------------------    ----------------
Name and Principal Position               Ended Aug. 31   Salary ($)      Bonus ($)   Stock Options (#)         ($)
--------------------------------------------------------------------------------------------------------------------------

 Gerald C. Schleif                            1995        $230,000        $180,000       8,000               $29,000/3/
   Chief Executive Officer                    1994         220,000         132,000       8,000                32,500
                                              1993         200,000         155,000       8,000                32,500

 Paul A. Thompsen                             1995        $132,000        $ 61,000       3,400               $25,000/4/
  Vice President-Sales                        1994         126,000          41,000       3,400                26,700
                                              1993         120,000          60,000       3,400                28,000

 Garry O. Ridge                               1995        $100,000        $ 58,500       3,500               $25,000/5/
  Vice President-International                1994          70,340          42,204       3,100                16,882
                                              1993          62,617          26,932       3,100                13,432


 /1/ No information for Other Annual Compensation, Restricted Stock Awards or Long Term Incentive Payouts has been provided because there was no such reportable compensation awarded to, earned by or paid to the individuals named.

/2/ All Other Compensation includes employer contributions to the Company's Money Purchase Pension Plan, Profit Sharing Plan and 401(k) Employee Stock Ownership Plan, and director fees for Mr. Schleif.

/3/ Includes $22,500 in contributions to the Company's Money Purchase Pension Plan and Profit Sharing Plan, $2,500 in matching contributions to the Company's 401(k) Employee Stock Ownership Plan and $4,000 in director fees.

/4/ Includes $22,500 in contributions to the Company's Money Purchase Pension Plan and Profit Sharing Plan and $2,500 in matching contributions to the Company's 401(k) Employee Stock Ownership Plan.

/5/ Includes $22,500 in contributions to the Company's Money Purchase Pension Plan and Profit Sharing Plan and $2,500 in matching contributions to the Company's 401(k) Employee Stock Ownership Plan.

                                 STOCK OPTIONS
                                 -------------

     The following table sets forth stock options granted pursuant to the Restated WD-40 Company 1990 Incentive Stock Option Plan during the last fiscal year to each of the Company's executive officers named in the Summary Compensation Table above.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                            Percent of Total Options
                        Options Granted    to Granted to Employees in    Exercise Price                   Grant Date
Name                          (#)               Fiscal Year 1995            ($/Sh)      Expiration Date    Value/1/
---------------------------------------------------------------------------------------------------------------------
Gerald C. Schleif           8,000/2/               13.6%                      $42.50       9/26/2004       $74,640

Paul A. Thompsen            3,400/3/                5.8                        42.50       9/26/2004        31,722

Garry O. Ridge              3,500/4/                5.9                        42.50       9/26/2004        32,655

/1/ The Grant Date Value of $9.33 per share has been determined using the Black-Scholes Option Valuation model. The following assumptions were used in determining the value: (i) a dividend yield of 4.94%; (ii) expected volatility of .1851; (iii) a ten-year risk-free rate of return of 7.81%; and (iv) exercise ten years from the grant date.

/2/ Mr. Schleif's options are non-qualified options exercisable in full on September 26, 1995.

/3/ Mr. Thompsen's incentive stock options are exercisable as to 2,292 shares on January 1, 1996 and as to 1,108 shares on January 1, 1997.

/4/ Mr. Ridge's incentive stock options are exercisable as to 676 shares on September 26, 1995, as to 2,352 shares on January 1, 1996 and as to 472 shares on January 1, 1997.


     Except as noted for Mr. Schleif, all options granted during the Company's last fiscal year were granted as Incentive Stock Options. The options may be exercised for cash or in lieu of cash, an option holder may, with the approval of the Stock Option Committee of the Board of Directors, tender shares of the Company's common stock previously held by the option holder. In permitting the exchange of stock upon exercise of options, the Stock Option Committee has restricted the exercise of options with stock to the tender of shares held for a minimum of six months.

     The following table sets forth the number of shares acquired on exercise of stock options in the Company's last fiscal year, the aggregate dollar value realized on exercise of such options and the number and dollar value of unexercised options as of August 31, 1995 for the Company's executive officers named in the Summary Compensation Table above.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                           Number of Unexercised Options         Value of Unexercised In-the-Money
                      Shares Acquired     Value Realized         at August 31, 1995 (#)            Options at August 31, 1995/1/
                                                           -----------------------------         -----------------------------------
Name                   on Exercise (#)         ($)         Exercisable      Unexercisable        Exercisable         Unexercisable
------------------------------------------------------------------------------------------------------------------------------------

Gerald C. Schleif           -0-                -0-            23,267             13,933             $157,930             $16,316

Paul A. Thompsen            -0-                -0-            11,046              3,454               50,175                 850

Garry O. Ridge              -0-                -0-             3,376              2,824                8,694                 706

/1/ The value of Unexercised In-the-Money Options at August 31, 1995 was determined based on the difference between the exercise price for such options and the closing price of $42.75 for the Company's shares as reported by the Nasdaq National Market System for August 31, 1995.



SUPPLEMENTAL DEATH AND RETIREMENT BENEFIT PLANS
-----------------------------------------------

     Since 1984 the Board of Directors has adopted Supplemental Death Benefit Plans for certain key employees. Under the Death Benefit Plan agreements, a participating employee's designated beneficiary or the employee's estate will receive a death benefit equal to the employee's then current base salary in the event of death prior to retirement from the Company.

     Since 1988 the Board of Directors has adopted Supplemental Retirement Benefit Plans for certain key employees. Under the Retirement Benefit Plan agreements, participating employees will receive retirement benefits in the event of the participant's retirement on or after a designated retirement date. The annual retirement benefit for participating employees will be equal to twenty-five percent (25%) of the employee's then current base salary, payable in quarterly installments over a period of fifteen years.

     All benefits under the plans will be subject to payroll taxes and required withholding for state and federal income taxes as deferred compensation. The benefits are funded by key man life insurance policies purchased and owned by the Company. The Board of Directors determines which key employees will participate in the plans and the amount of benefits payable for each participant. Non-employee directors do not participate in the plans.

     Based upon current (1996) base salaries, the death benefits and annual retirement benefits to be provided under the plans to the executive officers named in the Summary Compensation Table above are set forth below. The retirement benefit will not be payable unless the executive officer retires with the Company on or after reaching the specified retirement age. In such event, the actual amount of the annual benefit will be dependent upon the executive's then current annual salary.

                            Death          Annual Retirement     Retirement
     Name                   Benefit            Benefit               Age
     ----                   -------        -----------------     ----------

     Gerald C. Schleif      $250,000           $62,500                65
     Paul A. Thompsen        135,000            33,750                65
     Garry O. Ridge          120,000            30,000                65


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation philosophy of the Company is to be competitive in the marketplace, to attract, retain, and motivate a highly qualified workforce. The Company uses compensation surveys, conducted by independent consultants, to provide data to support the development of competitive compensation plans which reinforce this philosophy. The Compensation Committee of the Board of Directors (the "Committee") determines compensation for the CEO and executive officers. The Committee also serves as the Stock Option Committee under the Company's 1981 and 1990 Incentive Stock Option Plans. In evaluating the CEO's performance, the Committee will measure the year's results against the specific goals set forth in the annual business plan. In addition to financial performance, the Committee considers factors important to the Company such as ethical business conduct, environmental responsiveness, and the general overall perception of the Company by financial and business leaders.

     The Committee is responsible for setting and administering the policies which govern executive compensation and the stock ownership programs of the Company. The members of the Committee are Jack Heckel (Chairman), Daniel W. Derbes, C. Fredrick Sehnert and Edward J. Walsh.

     Compensation of the CEO and management's recommendations for all employees' compensation is reviewed annually by the Committee. Changes proposed for executive officers are evaluated and approved by the Committee on an individual basis and all other employees are reviewed as a group. As management responsibilities increase, a greater portion of compensation is driven by financial performance measures.

     There are four components in the Company's executive compensation program:

                       1.  Base salary
                       2.  Performance Incentive
                       3.  Pension and Profit Sharing
                       4.  Long-term Stock Options

     The Committee uses a ratio, which is reviewed periodically, to maintain what it believes to be the appropriate relationship between these components. The Committee has determined that compensation for the CEO and other executive officers should be weighted more heavily in favor of performance factors. Annual Performance Incentives could range between 0-50% of total cash compensation based on the level of achievement of the current fiscal year's business plan goals.

Base Salary
-----------

     Base salaries for the CEO and executive officers are established at the beginning of each fiscal year. Detailed position descriptions, scope and complexity of the position as well as external market factors are used to determine base salary levels. Independent compensation surveys such as Wyatt Data Services and William Mercer are the basis for these comparables and base salary levels are pegged at the 50-75th percentile for similar companies.
Salary changes are based on guidelines established for all employees using individual performance and comparable adjustments from midpoint levels for the various job classifications. Mr. Schleif's base salary for fiscal year 1995 was $230,000. For fiscal year 1996, Mr. Schleif will receive $250,000, an increase of 8.7%, in line with industry average adjustments.

Performance Incentive
---------------------

     The Performance Incentive is that substantial portion of the annual compensation for each executive officer that is related to and contingent upon the individual's contribution and performance and upon the performance of the Company as a whole. Consideration is also given to the performance of any business units under his or her management. The Performance Incentive bonus can range anywhere from 0-50% of total compensation based primarily on the level of business plan achievement. In this way, the Company seeks to encourage continuing focus on increasing the Company's revenue and profitability and shareholder value while at the same time motivating its executive officers to perform to the fullest extent of their abilities. Mr. Schleif's Performance Incentive compensation for fiscal year 1995 was about 44% of his total cash compensation, an increase of approximately 6% from the prior fiscal year as a percentage of total cash compensation.

Pension and Profit Sharing Plans
--------------------------------

     Since 1963 the Company has maintained tax qualified Pension and Profit Sharing Plans for the benefit of all full time employees, including executive officers. The Company's present Plans include a Money Purchase Pension Plan providing for required contributions for participating employees equal to 10% of their covered compensation, a Profit Sharing

Plan providing for discretionary contributions which will be generally limited to 5% of covered compensation and a 401(k) Employee Stock Ownership Plan which allows employees to defer up to 6.6% of covered compensation and provides a matching contribution equal to one-half of the amounts deferred. The Plans serve to provide Company employees with tax-advantaged retirement savings and to focus the attention of employees on profits and the effective use of assets.

     The benefits for the CEO and executive officers under these Plans have been limited to $30,000 under applicable income tax laws. A new limit of $150,000 for individual covered compensation effective for the Company's current plan year limits the amount of the Company's contributions to highly compensated employees' accounts under the Money Purchase Pension Plan and the Profit Sharing Plan to $22,500 (15% of $150,000). In order to obtain the maximum deferral of $30,000, such employees are required to defer a minimum of $5,000 from their salaries under the Company's 401(k) Plan, matched to the extent of $2,500 by the Company.

Long-Term Stock Options
-----------------------

     The Company has employed stock options as a means of providing long-term compensation to its key employees for many years. Options are granted at the beginning of each fiscal year to executive officers and other employees based upon the level of management responsibility. Options grants are not generally based on prior performance or results of operation. The Company's Stock Option Plan has been established to:

     a.  Focus attention on corporate strategic business direction; and

     b. Increase ownership and retention in the Company's stock, thereby aligning the interests of the participant employees with those of the Company's shareholders.

     For fiscal year 1996, the Stock Option Committee granted options to purchase a total of 62,400 shares to all management level employees (42) at $42.375 per share on September 25, 1995. Based upon his level of responsibility and position as CEO, Mr. Schleif will receive options to purchase 8,000 shares. Options granted in September 1994 to Mr. Schleif and executive officers are set forth in the Stock Option Table included above.

     The Committee believes the Company has a unique overall compensation plan which fulfills current Company philosophy and which historically has been successful in producing increased shareholder value.

                                  Jack Heckel (Chairman)
                                  Daniel W. Derbes
                                  C. Fredrick Sehnert
                                  Edward J. Walsh

                            STOCK PERFORMANCE GRAPH
                            -----------------------

     The following graph compares the cumulative total shareholder return on the Company's Common Shares with the cumulative total return of a Peer Group of consumer product companies and the Standard & Poor's 500 Composite Stock Index (the "S&P 500 Index") for the five fiscal years ending August 31, 1995. The comparison assumes $100 invested on August 31, 1990 in the Company's Common Shares and in each of the indices.


                  COMPARISON OF FIVE-YEAR CUMULATIVE RETURNS
                 WD-40 Company, a Peer Group and S&P 500 Index



                           [STOCK PERFORMANCE GRAPH]



                                      Year Ended August 31

                   1990       1991       1992       1993       1994       1995

WD-40 Company     100.00     126.46     172.47     218.46     197.28     214.90

Peer Group        100.00     131.06     147.90     158.82     171.82     185.41

S&P Index         100.00     126.99     137.07     157.89     166.59     202.28



     The Peer Group returns are based upon year end market capitalization weighting of the cumulative returns for the following 18 consumer product companies: Alberto-Culver Co., ArmorAll Products Corp., Church & Dwight, Inc., Eljer Industries, Inc., First Brands Corp., Kimball International, Lancaster Colony Corp., La-Z-Boy Chair Co., National Presto Industries, Inc., NCH Corp., Oneida Ltd., Pratt & Lambert, Inc., RPM Inc.-Ohio, Royal Appliance Manufacturing Co., Scotts Company, Stanhome, Inc., Valspar Corp. and Wynn's International, Inc. One company, Neutrogena Corp., has been eliminated from the Peer Group following its acquisition by Johnson & Johnson during the past year.

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     WD-40 Company shareholders will vote to ratify the selection of Price Waterhouse LLP as WD-40 Company's independent accountants. A majority of the votes of the Common Shares present or represented at the meeting is required for approval. Broker non-votes will be voted in favor of approval. Price Waterhouse LLP acted as the Company's independent public accountants during the past fiscal year and will continue to act in such capacity during the current fiscal year. It is anticipated that a representative of Price Waterhouse LLP will attend the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     The Company's independent accountants perform audit services (which include reading filings with the Securities and Exchange Commission as well as quarterly and annual reports) and tax-related services for the Company. Before audit services are performed, the Audit Committee approves an estimated fee. The possible effect on the independence of the accountants is considered by the Audit Committee. There is no direct or indirect understanding or agreement that places a limit on current or future years' audit fees.


                             SHAREHOLDER PROPOSALS

     Shareholder proposals must be received by the Company prior to July 6, 1996 to be included in the Proxy Statement and form of Proxy for the next annual meeting.


                                              By Order of the Board of Directors
                                                               Harlan F. Harmsen
                                                                       Secretary


Dated:  November 2, 1995


     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE
     ACCOMPANYING FORM OR FORMS OF PROXY IN THE ENCLOSED ENVELOPE.

PROXY                            WD-40 COMPANY                          PROXY
                               1061 Cudahy Place
                              San Diego, CA 92110

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking previous proxies for such stock, hereby appoints John
S. Barry and Harlan F. Harmsen, and each of them, proxies of the undersigned, with power of substitution to each, to vote all stock of WD-40 Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Carmel Room, Mission Valley Hilton, 901 Camino del Rio South, San Diego, California 92108, on Tuesday, November 28, 1995 at 2:00 p.m. and at any adjournments thereof.



                                                   Please mark, sign, date and
                                                   return the proxy card
                                                   promptly using the enclosed
                                                   envelope

                                 WD-40 COMPANY
         PLEASE MARK OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


                                      FOR                 WITHHOLD
                                      all nominees        AUTHORITY
1. ELECTING DIRECTORS:                listed below        to vote for
     J.S. Barry, M.L. Crivello,       (except as          ALL nominees
     D.W. Derbes, H.F. Harmsen,       marked to the
     J.L. Heckel, M.L. Roulette,      contrary below)
     G.C. Schleif, C.F. Sehnert,
     E.J. Walsh
     (Instructions: To withhold
     authority to vote for any
     nominee(s), write that
     nominee's  name on the space
     provided below.)

     ___________________________

     ___________________________


                                         FOR      AGAINST    ABSTAIN

2. Ratifying the selection of Price
   Waterhouse LLP as the Company's
   independent accountants for
   fiscal year 1996.


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
---

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                              DATED: ____________________, 1995.


                         Signature: ___________________________________________


               Signature (if held jointly): ___________________________________